Comparison of change in value of $10,000 investment in
Dreyfus Premier International Value Fund Class A Shares, Class B Shares,
Class C Shares and Class R Shares and the Morgan Stanley
Capital International Europe, Australasia, Far East (EAFE(R)) Index
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

EXHIBIT A:

               MORGAN
               STANLEY
               CAPITAL           DREYFUS           DREYFUS           DREYFUS          DREYFUS
            INTERNATIONAL        PREMIER           PREMIER           PREMIER           PREMIER
               EUROPE,        INTERNATIONAL     INTERNATIONAL     INTERNATIONAL     INTERNATIONAL
             AUSTRALASIA,        VALUE              VALUE             VALUE            VALUE
  PERIOD      FAR EAST            FUND               FUND              FUND             FUND
              (EAFE(R)) FREE     (CLASS A          (CLASS B          (CLASS C          (CLASS R
               INDEX*            SHARES)           SHARES)           SHARES)           SHARES)
  3/31/98      10,000             9,427            10,000            10,000            10,000
 10/31/98       9,573             8,537             9,016             9,016             9,064
 10/31/99      11,778            10,650            11,153            11,159            11,341
 10/31/00      11,437            10,577            10,695            11,001            11,297

* Source: Lipper Inc.
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